UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: September 16, 2016
Date of earliest event reported: September 15, 2016

INTL FCStone Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Id. No.)
708 Third Avenue, Suite 1500, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 485-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
______________________________________________________________________________

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On September 15, 2016, INTL FCStone Inc. (the "Company") instructed The Bank of New York Mellon, as trustee (the "Trustee") under the Company's Indenture dated as of July 22, 2013 for the Company's 8.5% Senior Notes (the "Senior Notes") to provide notice (the "Notice") to the holders of the Senior Notes that the Company will redeem the aggregate outstanding $45.5 million principal amount of the Senior Notes in full. Pursuant to the terms of the Indenture, the Company will redeem the outstanding Senior Notes at a price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but not including, the redemption date. The redemption date is October 15, 2016.
The Notice was provided on September 15, 2016 to record holders of the Senior Notes by the Trustee. Additional information concerning the terms and conditions of the redemption are described in the Notice distributed to holders of the Senior Notes. Beneficial holders with any questions about the redemption should contact their respective brokerage firm or financial institution.
On September 16, 2016, the Company issued a press release announcing the notice of redemption. A copy of the press release is furnished with this report as Exhibit 99.1.
The press release is for informational purposes only and shall not constitute an offer to purchase the Senior Notes or any other securities.

The information under this Item and Exhibit 99.1 is being furnished pursuant to General Instruction B.2 of Form 8-K, and neither the information in this Item nor Exhibit 99.1 shall be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.
Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press release dated as of September 16, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2016	INTL FCStone Inc. By: /s/ Brian T. Sephton___________ Brian T. Sephton, its Chief Legal & Governance Officer

Exhibit Index

Exhibit No.	Description of Document
Exhibit 99.1	Press release dated as of September 16, 2016.